Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp to Present at the IAEA’s 2023 International Symposium on Uranium Raw Material for the Nuclear Fuel Cycle

Corpus Christi, TX, May 11, 2023 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce the Company’s President & CEO, Amir Adnani, will be delivering a virtual presentation: “Uranium Energy Corp is Enabling the Green Energy Transition” in the closing session of the International Atomic Energy Agency (“IAEA”) International Symposium on Uranium Raw Material for the Nuclear Fuel Cycle (URAM-2023), being held May 8-12th in Vienna, Austria.

In their recent 2022 Climate Change and Nuclear Power Report, the latest IAEA high case projection for 2050 “sees a 120% increase in nuclear electricity production capacity from current levels”. Climate change mitigation and energy supply security are key drivers for decisions to start, continue and expand the use of nuclear power.

Amir Adnani, President & CEO stated: “We are honoured to be invited to share the Company’s achievements in the areas of sustainability and our vision as the leading Western supplier of secure, 100% unhedged, low cost, environmentally friendly, low carbon intensity uranium for the nuclear industry.”

The presentation will be made available on the company’s website at www.UraniumEnergy.com on May 13, 2023.

About the International Atomic Energy Agency

The International Atomic Energy Agency (“IAEA”) is the world's central intergovernmental forum for scientific and technical co-operation in the nuclear field. It works for the safe, secure and peaceful uses of nuclear science and technology, contributing to international peace and security and the United Nations' Sustainable Development Goals. www.iaea.org

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (“ISR”) mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.